EXHIBIT 10.11

3M 1992 DIRECTORS STOCK OWNERSHIP PROGRAM

(as amended through November 8, 2004)

SECTION 1 PURPOSE

The purpose of this Program is to attract and retain well-qualified persons for service as nonemployee directors of the Company and to promote identity of interest between directors and stockholders of the Company.

It is intended that the 1992 Directors Stock Ownership Program will provide for the granting to participants of restricted stock grants and other stock awards.  It is also intended that the Program will allow participants to elect voluntarily to defer and convert a portion or all of their retainer fees for services as a director into Common Stock for payment upon retirement, death, or disability.

SECTION 2 DEFINITIONS

(a)                                  “Agreement” shall mean the agreement entered into between the Company and a Participant at the time of the grant or award of any rights under the Program by the Committee, or other written evidence issued by the Company to the Participant.

(b)                                 “Board of Directors” shall mean the Board of Directors of the Company.

(c)                                  “Committee” shall mean the Compensation Committee of the Board of Directors who shall administer the Program as provided in Section 7.

(d)                                 “Common Stock” shall mean the common stock, with a par value of $0.01 per share, of the Company.

(e)                                  “Common Stock Equivalents” shall mean the number of unissued shares of Common Stock determined by the formulae provided in Section 4.

(f)                                    “Company” shall mean 3M Company.

(g)                                 “Conditions” shall mean the condition that the Restricted Period stipulated by the Committee at the time of grants of Restricted Stock shall have expired or terminated and that any other conditions prescribed by the Committee regarding a Participant’s continued membership on the Board of Directors of the Company or the Company’s performance during the Restricted Period shall have been satisfied, or any other conditions stipulated by the Committee with respect to Stock Awards.

(h)                                 “Deferral Election” shall mean the voluntary election by any Participant to have all or any portion of the Participant’s Retainer Fee deferred in payment and converted to a number of Common Stock Equivalents, made in accordance with the provisions of the Compensation Plan for Nonemployee Directors.

(i)                                     “Deferred Stock” shall mean the Participant’s right to have issued a certificate for Common Stock upon the occurrence of any of those events set forth in Section 4, equal in number of shares to the Common Stock Equivalents determined by the Participant’s Deferral Election, and Dividend Equivalents until the date of such occurrence.

(j)                                     “Dividend Equivalents” shall mean that sum of cash or Common Stock of equivalent value equal to the amount of cash or stock dividends paid upon Common Stock subject to any grants or awards under the Program, prior to such time as the Participant otherwise becomes entitled thereto as a holder of record.

(k)                                  “Fair Market Value” shall mean the average of the high and low prices for Common Stock as reported on the New York Stock Exchange Composite Transactions, rounded upwards to the nearest $0.05.

(l)                                     “Participant” shall mean each and every nonemployee member of the Board of Directors to the extent a grant of Restricted Stock or Stock Award is determined appropriate by the Committee, or to the extent that the nonemployee director shall make a Deferral Election with respect to any or all of the directors Retainer Fee.

(m)                               “Program” shall mean the Company’s 1992 Directors Stock Ownership Program.

(n)                                 “Program Effective Date” shall mean the date fixed by the Board of Directors upon which the Program becomes effective after approval by stockholders.

(o)                                 “Restricted Period” shall mean that period of time determined by the Committee and provided in the applicable Conditions stated in the Restricted Stock Agreement of a Participant regarding the incremental or complete lapse of the restrictions.

(p)                                 “Restricted Stock” shall mean that Common Stock granted to a Participant in a Restricted Stock Agreement and subject to the Conditions, as so determined by the Committee, during the Restricted Period of the grant.

(q)                                 “Retainer Fee” shall mean those fees paid by the Company to nonemployee directors for services rendered and shall include fees for acting as committee chair, as well as annual retainer fees.

(r)                                    “Retirement Date” shall be the date a Participant retires as a member of the Board of Directors of the Company.

(s)                                  “Stock Award” shall mean any award of Common Stock under the Program and may include Restricted Stock awards or other awards of Common Stock as determined appropriate by the Committee.

SECTION 3 PARTICIPATION

A nonemployee director may participate in the Program in one or both of two ways: (i) by making a Deferral Election to have all or a portion of the Participant’s Retainer Fee converted into Deferred Stock, in accordance with the provisions of the Compensation Plan for Nonemployee Directors, or (ii) by receiving a grant of Restricted Stock or Stock Award by act of the Committee.  A Participant may make the Deferral Election by authorizing the Company to convert all or a portion of the Retainer Fee otherwise payable in cash or Common Stock into a number of Common Stock Equivalents, which will then create an obligation of the Company to accrue a liability to the Participant and to deliver the Deferred Stock to the Participant at a future date as determined by Section 4 of the Program.

A nonemployee director shall also become a Participant to the extent that the Committee shall make a grant to a nonemployee director of Restricted Stock or a Stock Award.  The Committee shall determine the number of shares of Common Stock to be the subject of a grant to each Participant.  However, no more than 3,500 shares would be granted to any one Participant under the Program by way of Restricted Stock or Stock Awards.

SECTION 4 DEFERRED STOCK

(a)                                  Common Stock Equivalents.  In the event that the Participant shall have made a Deferral Election in accordance with the requirements of the Compensation Plan for Nonemployee Directors, the appropriate amount of Retainer Fee shall be converted to Common Stock Equivalents by dividing that amount of Retainer Fee payable to the Participant by the Fair Market Value at the time and in the manner specified in the Compensation Plan for Nonemployee Directors.

(b)                                 Payment of Deferred Stock.  Common Stock Equivalents shall become Deferred Stock and shall be reflected on the books and records of the Company as an obligation to issue and deliver a number of shares of Common Stock at a future date following the retirement, resignation, or other termination of Participant’s membership on the Board of Directors for any cause whatsoever, as determined under the provisions of the Compensation Plan for Nonemployee Directors.  No stock certificate shall be created or registered until the date for delivery specified above, and the Participant shall generally not have any of the rights and privileges of a stockholder as to such Deferred Stock, except that the Deferred Stock will earn Dividend Equivalents rights as provided in Section 15.

(c)                                  No Forfeiture.  Deferred Stock shall not be subject to forfeiture for any reason and shall be issued and delivered to Participant as provided above or as provided in Section 9.

SECTION 5 RESTRICTED STOCK

(a)                                  Restricted Stock granted by the Committee shall be designated as such and shall be evidenced by Agreements in such forms as the Committee shall approve, which Agreements shall comply with and be subject to the terms and conditions of this Program.

(b)                                 Restricted Stock, in addition to the Conditions stated and determined by the Committee in the Agreement, may or may not have a stated purchase price.  The purchase price determined by the Committee, in its sole discretion, if any, shall be clearly set forth in the Agreement presented to a Participant, along with any and all other applicable Conditions.

(c)                                  If the Committee shall fix a purchase price for Restricted Stock in addition to other Conditions therefor, no shares of Common Stock shall be issued upon the satisfaction of Conditions until full payment has been made to the Company and the Participant has remitted to the Company the required federal and state withholding taxes, if any.  Payment of the purchase price may be made in whole, or in part, in shares of Common Stock, pursuant to such terms and conditions as may be established from time to time by the Committee.  If payment is made in shares of Common Stock, such stock shall be valued at one hundred percent (100%) of Fair Market Value on the day the restrictions lapse, and the number of shares required to effect payment of the purchase price shall be withheld from the shares of Common Stock otherwise deliverable.  Similarly, any applicable withholding taxes may be paid upon the lapse of restrictions upon Restricted Stock by the withholding of shares of Common Stock otherwise deliverable.

(d)                                 At the time a grant of Restricted Stock is made, the Committee, in its sole discretion, shall establish a Restricted Period and such additional Conditions as may be deemed appropriate for the incremental lapse or complete lapse of restrictions with respect to all or any portion of the shares of Common Stock represented by the Restricted Stock.  The Committee may also, in its sole discretion, shorten or terminate the Restricted Period or waive any Conditions with respect to all or any portion of the shares of Common Stock represented by the Restricted Stock.  Notwithstanding the foregoing, all restrictions set forth in the Conditions shall lapse or terminate with respect to all Common Stock represented in the grant of Restricted Stock in the event of the death or total disability of a Participant (as defined in Section 9 below) or the occurrence of a Change in Control (as defined in Section 14 below).

(e)                                  A stock certificate for the number of shares of Common Stock represented in the grant of Restricted Stock to a Participant shall be registered in the Participant’s name but shall be held in custody by the

Company for the Participant’s account.  The Participant shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock, except that, subject to the provisions of Section 9 below, the following restrictions shall apply: (i) the Participant shall not be entitled to delivery of the certificate until the expiration or termination of the Restricted Period. the satisfaction of any other Conditions prescribed by the Committee, if any, and the payment in full of the purchase price, if any; (ii) none of the Restricted Stock may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period and until the satisfaction of other Conditions prescribed by the Committee, if any; and (iii) all of the Restricted Stock shall be forfeited and all rights of the Participant shall terminate without further obligation on the part of the Company unless the Participant shall have remained a nonemployee member of the Board of Directors until the expiration or termination of the Restricted Period and the satisfaction of other Conditions prescribed by the Committee, if any.

(f)                                    At the sole discretion of the Committee, Dividend Equivalents may be either currently paid or withheld by the Company for the Participant’s account, and interest may be paid on the amount of cash dividends withheld at a rate and under such terms as determined by the Committee.  Cash or stock dividends so withheld by the Committee shall not be subject to forfeiture.  Upon the forfeiture of the Restricted Stock, such shares of Common Stock represented in the grant of Restricted Stock shall be transferred to the Company without further action by the Participant.

(g)                                 Upon the expiration or termination of the Restricted Period and the satisfaction of other Conditions prescribed by the Committee, if any, or at such earlier time as provided for in Section 9 below, the restrictions applicable to the Restricted Stock shall lapse and a stock certificate for the number of shares of Common Stock represented in the grant of Restricted Stock shall be delivered to the Participant or the Participant’s beneficiary, representative, or estate, as the case may be, free of all restrictions, except any that may be imposed by law, subject as well to the obligation of the Participant to pay the purchase price, and applicable withholding taxes, if any, as provided in this Section.  The Company shall not be required to deliver any fractional share of Common Stock but will pay, in lieu thereof, the Fair Market Value (as of the date the last Conditions lapse) of such fractional share.

SECTION 6 OTHER STOCK AWARDS

(a)                                  The Committee may, in its sole discretion, grant Stock Awards other than Restricted Stock grants, and such Stock Awards may be granted singly, in combination or in tandem with, in replacement of, or as alternatives to grants or rights under this Program or any compensation plan of the Company, including the plan of any acquired entity.

(b)                                 If the Committee shall stipulate Conditions with respect to such Stock Awards, the Conditions will be set forth in Agreements evidencing the grant, and such Agreements shall comply with and be subject to the terms and conditions of this Program.

(c)                                  If Conditions with respect to such Stock Awards shall require the surrender or forfeiture of other grants or rights under this Program or any other compensation plan of the Company, then the Participant shall not have any rights under such Stock Awards until the grants or rights exchanged have been fully and effectively surrendered or forfeited.

SECTION 7 ADMINISTRATION

The Program shall be administered under the direction of the Committee.  In administering the Program, it will be necessary to follow various laws and regulations.  It may be necessary from time to time to change or waive requirements of the Program to conform with the law, to meet special circumstances not anticipated or covered in the Program, or to carry on successful operation of the Program, and in connection therewith, the Committee shall have the full power and authority to:

(a)                                  Prescribe, amend, and rescind rules and regulations relating to the Program, establish procedures deemed appropriate for its administration, and make any and all other determinations not herein specifically authorized which may be necessary or advisable for its effective administration.

(b)                                 Make any amendments to or modifications of the Program which may be required or necessary to make the Program set forth herein comply with the provisions of any laws, federal or state, or any regulations issued thereunder, and to cause the Company at its expense to take any action related to the Program which may be required under such laws or regulations.

(c)                                  Contest on behalf of the Participants or the Company, at the sole discretion of the Committee and at the expense of the Company, any ruling or decision on any issue related to the Program, and conduct any such contest and any resulting litigation to a final determination, ruling, or decision.

SECTION 8 SHARES SUBJECT TO THE PROGRAM

(a)                                  For each calendar year, including the calendar year within which the Program Effective Date falls, no more than 100,000 shares of the issued Common Stock, including treasury shares, shall be available for Issuance under the Program.

(b)                                 In no event, however, except as subject to adjustment as provided in the foregoing subparagraph, shall more than 800,000 shares of Common Stock be cumulatively available for issuance under the Program.

(c)                                  The payment of dividends and Dividend Equivalents in conjunction with outstanding awards shall not be counted against the shares available for issuance.

(d)                                 Shares of Common Stock issued under the Program may consist in whole or in part of authorized and unissued shares or of treasury shares, and no fractional shares shall be issued under the Program.  Cash may be paid in lieu of any fractional shares issuable under the Program.

(e)                                  In the event of a reclassification or stock split after the Program Effective Date, the foregoing absolute numbers of shares shall be appropriately adjusted.

SECTION 9 TERMINATION OF RIGHTS UNDER THE PROGRAM

(a)                                  Participation hereunder shall cease and all rights under the Program as regards Restricted Stock or other Stock Awards are automatically forfeited by the Participant upon the date of termination of membership as a nonemployee member of the Board of Directors for any cause other than: (i) retirement, (ii) because of physical or mental disability as determined by the Committee, or (iii) death.  Deferred Stock shall not be subject to forfeiture for any reason.

(b)                                 If the Participant dies, either prior to or following retirement, and has not yet received the stock certificate for the shares of Common Stock represented by the grant of Deferred Stock, Restricted Stock, or other Stock Award, then all restrictions imposed by the Restricted Period or other Conditions prescribed by the Committee, if any, shall automatically lapse and a stock certificate shall be delivered to the Participant’s beneficiary, representative, or estate, as the case may be, as provided in Section 5(g) herein.

SECTION 10 DELIVERY OF STOCK CERTIFICATES

Within sixty (60) days after the complete satisfaction of Conditions applicable to Restricted Stock or any other Stock Award, the Company will have delivered to Participants certificates representing all stock purchased or received thereunder.

The Company shall not, however, be required to issue or deliver any certificates for its Common Stock prior to the admission of such stock to listing on any stock exchange on which stock may at that time be listed or required to be listed, or prior to registration under the Securities Act of 1933.  The Participant shall have no interest in Common Stock until certificates for such stock are issued or transferred to the Participant and the Participant becomes the holder of record.

SECTION 11 TRANSFERABILITY

Rights and grants under the Program may not be assigned, transferred (other than a transfer by will or the laws of descent and distribution as provided in Section 9), pledged, or hypothecated (whether by operation of law or otherwise), and shall not be subject to execution, attachment, or similar process.  Any attempted assignment, transfer (other than a transfer by will or laws of descent and distribution), pledge, hypothecation, other disposition of Restricted Stock or other Stock Awards under the Program, or levy of attachment or similar process upon Restricted Stock or other Stock Awards shall constitute an immediate cancellation of the rights and grants under the Program.

SECTION 12 STOCK DIVIDEND, STOCK SPLIT, REDUCTION IN SHARES, MERGER, OR CONSOLIDATION

If a record date for a stock dividend, split, or reduction in the number of shares of stock should occur after the Program Effective Date during the period of continued exercisability of any rights under the Program, appropriate adjustment shall be made to give effect thereto on an equitable basis.

It the Company is merged into or consolidated with one or more corporations during the period of continued exercisability of any rights under the Program, appropriate adjustments shall be made to give effect thereto on an equitable basis in terms of issuance of shares of the corporation surviving the merger or the consolidated corporation, as the case may be.

In the event that within such period there shall be any change in the number or kind of the issued shares of stock (of the class optioned or granted hereunder), or of any issued capital stock or other securities into which such shares shall have been converted, or for which they shall have been exchanged, and such change shall occur otherwise than through a stock dividend or split-up or combination of shares of stock of the Company, then if (and only if) the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind or purchase price of shares of stock then subject to rights under this Program, such adjustment as the Committee shall, in its sole discretion, determine is equitable, shall be made and shall be effective and binding for all purposes of such outstanding rights.

SECTION 13 WITHDRAWAL, AMENDMENT, OR TERMINATION OF THE PLAN

The Program shall terminate when and as determined by the Board of Directors, and no rights under the Program shall be granted after the date of termination.  Such termination shall not adversely affect rights under the Program theretofore granted.

The Board of Directors may at any time withdraw or amend the Plan, except that there shall be no withdrawal or amendment which shall adversely affect rights under the Program theretofore granted, and no amendment shall be made without prior approval of the stockholders which would (i) permit the issuance of Restricted Stock before payment of the purchase price as determined herein or by the Committee, if any be so determined, (ii) increase the number of shares to be offered, (iii) reduce the price per share at which Restricted Stock may be sold. if a purchase price is determined by the Committee, or (iv) increase the amount of Deferred Stock above 100% of the Participant’s Retainer Fee.

SECTION 14 CHANGE IN CONTROL

(a)                                  For purposes of this Section 14, the following words and phrases shall have the meanings indicated below, unless the context clearly indicates otherwise:

(i)                                     “Person” shall have the meaning associated with that term as it is used in Sections 13(d) and 14(d) of the Act.

(ii)                                  “Affiliates and Associates” shall have the meanings assigned to such terms in Rule 12b-2 promulgated under Section 12 of the Act.

(iii)                               “Act” means the Securities Exchange Act of 1934.

(iv)                              “Continuing Directors” shall have the meaning assigned to such term in Article Thirteenth of the Company’s Certificate of Incorporation.

(v)                                 “Code” means the Internal Revenue Code of 1986, as amended.

(b)                                 Notwithstanding any other provision of this Program to the contrary, all restrictions regarding the Restricted Period or the satisfaction of other Conditions prescribed by the Committee, if any, with respect to grants of Stock Awards, shall automatically lapse, expire, and terminate and the Participant shall be immediately entitled to receive a stock certificate for the number of shares of Common Stock represented in the grant of Stock Awards as provided in Section 6 herein upon the occurrence of a Change in Control.  Similarly, Deferred Stock shall immediately be issued and delivered to the Participant by the Company upon the occurrence of a Change in Control.

(c)                                  For purposes of this Section 14, a Change in Control of the Company shall be deemed to have occurred if:

(i)                                     any Person (together with its Affiliates and Associates), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the “beneficial owner” (as that term is defined in Rule 13d-3 promulgated under the Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities, unless a majority of the Continuing Directors of the Company’s Board of Directors prior to that time have determined in their sole discretion that, for purposes of this Program, a Change in Control of the Company has not occurred; or

(ii)                                  the Continuing Directors of the Company’s Board of Directors shall at any time fail to constitute a majority of the members of such Board of Directors.

(d)                                 In the event that the provisions of this Section 14 result in “payments” that are finally determined to be subject to the excise tax imposed by Section 4999 of the Code, the Company shall pay to each Participant an additional amount such that the net amount retained by such Participant following the lapse of restrictions, if any, and delivery of Common Stock under this Section that resulted in such “payments,” after allowing for the amount of such excise tax and any additional federal, state, and local income taxes paid on the additional amount, shall be equal to the net amount that would otherwise have been retained by the Participant following the lapse of restrictions, if any, and delivery of Common Stock under this Section if there were no excise tax imposed by Section 4999 of the Code.

(e)                                  The Company shall pay to each Participant the amount of all reasonable legal and accounting fees and expenses incurred by such Participant in seeking to obtain or enforce his rights under this Section 14, or in connection with any income tax audit or proceeding to the extent attributable to the application of Section 4999 of the Code to the payments made pursuant to this Section 14, unless a lawsuit commenced by the Participant for such purposes is dismissed by the court as being spurious or frivolous.  The Company shall also pay to each Participant the amount of all reasonable tax and financial planning fees and expenses incurred by such Participant in connection with such Participant’s receipt of payments pursuant to this Section 14.

SECTION 15 DIVIDENDS AND DIVIDEND EQUIVALENTS

The Committee may provide that awards under the Program earn dividends or Dividend Equivalents.  Such Dividend Equivalents may be paid currently or may be credited to a Participant’s account.  In addition, dividends paid on outstanding awards or issued shares may be credited to a Participant’s account rather than paid currently.  Any crediting of dividends or Dividend Equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares or share equivalents.

SECTION 16 UNFUNDED PLAN

Unless otherwise determined by the Committee, the Program shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds.  The Program shall not establish any fiduciary relationship between the Company and any Participant or other person.  To the extent any person holds any rights by virtue of a grant under the Program, such right (unless otherwise determined by the Committee) shall be no greater than the right of an unsecured general creditor of the Company.

SECTION 17 FUTURE RIGHTS

No person shall have any claim or rights to be granted an award under the Program.